UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2009

TREMONT FAIR, INC.
(Exact  Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

10497 Town & country Way, Suite 214 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 785-4411

Cancer Detection Corporation
10965 Elizabeth Drive, Conifer, CO 80433
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On July 31, 2009, the registrant (hereafter, “TF-Nevada” or the “Company”) entered into an agreement to acquire all of the outstanding shares of Tremont Fair Holdings, Inc., a Texas corporation (hereafter, “TF-Texas”), in exchange for eighty million (80,000,000) shares of restricted common stock of the Company (such transaction is hereafter referred to as the “Acquisition”).  TF-Texas seeks to capitalize on the real estate opportunities resulting from the dislocation in the credit markets, and by extension, the multifamily housing market, by acquiring, rehabilitating, stabilizing and selling distressed multifamily properties in south-central United States, predominantly in Texas.  Prior to the Acquisition, TF-Texas was wholly-owned by Cumbria Capital, L.P., a Texas limited partnership that is owned and controlled by Cyrus Boga, an executive officer and director of the Company.

Item 2.01 Completion of Acquisition

    On July 31, 2009, the Company completed the Acquisition as described in Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities

    On July 31, 2009, the Company issued 80,000,000 shares of unregistered common stock to an accredited investor in respect of the Acquisition described in Item 1.01 above.  The sole recipient of the shares in connection of the Acquisition was an accredited investor as such term is defined under Rule 501 of the Securities Act of 1933.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that the issuance of shares pursuant to the Acquisition was exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

Item 5.01 Changes in Control of the Registrant

    On July 31, 2009, a change in control of the Company occurred pursuant to the Acquisition described in Item 1.01 above.  Cumbria Capital, L.P., a Texas limited partnership owned and controlled by Cyrus Boga, an executive officer and director of the Company, received 80,000,000 shares of restricted common stock in respect of the Acquisition, giving Mr. Boga voting control of the Company.  Together with all other shares of the Company in which Mr. Boga holds a beneficial interest, Mr. Boga beneficially holds 85,862,500 shares of the Company’s common stock, representing 88.83% of all common shares outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

    On July 29, 2009, David Kittrell resigned as an officer and director of the Company.

    On July 29, 2009, R. Duff Gordon resigned as a director of the Company.

    On July 30, 2009, the Board of Directors appointed John Thomas as a member of the Company’s Board of Directors, to serve until the earlier of the next election of directors by the shareholders, or until his death, resignation, or removal.  The appointment was made pursuant to the Bylaws of the Company, in which the Board of Directors may appoint a director to fill a vacancy on the Board until the next election of directors, or until such director’s death, resignation, or removal.  A summary of Mr. Thomas’ business experience is as follows:

    John D. Thomas, J.D., age 36, Mr. Thomas practices law, specializing in reverse takeovers, mergers and acquisitions, and general corporate law for a variety of small public and private companies in the United States, United Kingdom, and Germany.  Since May 2006, he has also been the director of the microcap division for small public company listings for MCC Global NV (FSE: IFQ2) an international financial services and investment conglomerate based in London and traded on the Geregeltermarkt of the Frankfurt Stock Exchange.  Since December, 2008, Mr. Thomas

has served as a member of the board of directors of Bayhill Capital, Inc. (BYHL.OB),  a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934.  Mr. Thomas has served as corporate counsel for SportsNuts, Inc.(SPCI.OB), a filer of reports pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, since January, 2005 and has served as its CEO and sole director since August 2007.  Mr. Thomas has also practiced general corporate law for various clients from May, 2003 until the present and from November 1999 until August 2002.  Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah.

    On July 30, 2009, the Board of Directors appointed Cyrus Boga as its President, Secretary, Treasurer, and principal financial officer, to serve until his death, resignation, removal, or until his successor has been duly appointed by the Board of Directors.  A summary of Mr. Boga’s business experience is as follows:

    Cyrus Boga, age 41, has been a member of the board of directors of the Company since October, 2008.  Since February 2003, he has been the managing member of Poseidon Partners, LLC, a Texas-based company that purchases, rehabilitates and stabilizes distressed multifamily properties in Texas.  Since 2007, he has served as President of Creekstone Equity Management, Inc., a Houston-based property management company.  From 2005 to 2007, Mr. Boga was the President of Armil Properties, LLC, a Houston-based property management company.  Mr. Boga has been involved in a variety of commercial roles involving multifamily properties, including property management, finance and marketing.  His earlier experience included corporate finance and equity research at various investment banks, including Merrill Lynch and Bear Stearns. Mr. Boga holds dual M.A. degrees in International Economics and International Relations from Johns Hopkins University’s School of Advanced International Studies, and completed PhD coursework at Yale University.

    As described in Item 1.01 above, on July 29, 2009, the Company issued 80,000,000 shares of restricted common stock to Cumbria Capital, L.P., the sole shareholder of TF-Texas, in respect of the Acquisition of TF-Texas.  Mr. Boga owns and controls Cumbria Capital.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

    Restatement of Articles

    On July 29, 2009, the Board of Directors and a majority of the shareholders of the Company agreed to amend and restate, in its entirety, the Articles of Incorporation of the Company.  The restated Articles of Incorporation provide, among other things, for an increase in the authorized shares of the Company from 110,000,000 to 220,000,000, with 200,000,000 constituted as common stock and 20,000,000 constituted as preferred stock.  The shares of preferred stock are considered “blank check” preferred shares, inasmuch as the Board of Directors may designate the rights, preferences, and privileges of such preferred shares and any classes thereof.  The restated Articles of Incorporation also changed the name of the Company from Cancer Detection Corporation to Tremont Fair, Inc.  The Company’s amended and restated Articles of Incorporation are attached as an exhibit to this report on Form 8-K.

    Restatement of Bylaws

    On July 29, 2009, the Board of Directors agreed to amend and restate, in its entirety, the Bylaws of the Company.  The Company’s amended and restated Bylaws are attached as an exhibit to this report on Form 8-K.

    Change of Fiscal Year

    On July 29, 2009, pursuant to the restatement of the Company’s Bylaws as described in this Item 5.03, the Board of Directors agreed to change the Company’s fiscal year-end from May 31 to December 31.

Item 9.01 Financial Statements and Exhibits

    (c) Exhibits

Number	Exhibits
3.1	Amended and Restated Articles of Tremont Fair, Inc., a Nevada corporation
3.2	Amended and Restated Bylaws of Tremont Fair, Inc., a Nevada corporation.
99.1	Notice to non-consenting stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tremont Fair, Inc.

Date: August 3, 2009	By:	/s/ Cyrus Boga
Cyrus Boga
Chief Executive Officer